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Exhibit 23.10

[Letterhead of Snowden Mining Industry Consultants Inc.]

CONSENT OF SNOWDEN MINING INDUSTRY CONSULTANTS INC.

        The undersigned, Snowden Mining Industry Consultants Inc., hereby states as follows:

        Our firm prepared an independent technical report (the "Technical Report"), concerning mineralized material contained in the Paredones Amarillos property (study completed in 2002), for Vista Gold Corp. (the "Company"), portions of which are summarized under the caption "Item 2. Properties — Paredones Amarillos — Preliminary Feasibility Study" in this Annual Report on Form 10-K for the year ended December 31, 2007 (the "Form 10-K").

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-91254, 333-102384, 333-104443, 333-120335, 333-129720, 333-132975 and 333-136980) and in the related Prospectuses, and in the Registration Statements on Form S-8 (Nos. 333-105621 and 333-134767) of the Company of the summary information concerning the Technical Report, including the references to our firm included with such information, as set forth above in the Form 10-K.

Snowden Mining Industry Consultants Inc.
By:	/s/ ROBERT J. MCCARTHY Name: Robert J. McCarthy, P.Eng. Title: General Manager — Vancouver

Date: March 12, 2008

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  Exhibit 23.10